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                                                                  EXHIBIT (p)(5)

                              AMENDED AND RESTATED

                                 CODE OF ETHICS

                                     OF THE

                                OPPENHEIMER FUNDS

                            DATED AS OF MAY 15, 2002

         This Code of Ethics has been adopted by each of the investment companies for which OppenheimerFunds, Inc. ("OFI") or its subsidiaries or affiliates acts as investment adviser (the "Oppenheimer funds"); by OFI and each of its subsidiaries; and also by OppenheimerFunds Distributor, Inc. ("OFDI"), the principal underwriter of the Oppenheimer funds, in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of recommended investments and investment intentions of the Oppenheimer funds, other investment companies and other clients for which OFI or its subsidiaries or affiliates act as adviser or sub-adviser (collectively, "Advisory Clients") may abuse their fiduciary duties and otherwise to deal with the type of conflict of interest situations to which the rule is addressed.

         In general, the fiduciary principles that govern personal investment activities reflect, at the minimum, the following: (1) the duty at all times to place the interests of Advisory Clients first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Advisory Client personnel should not take inappropriate advantage of their positions.

         1.       Important General Prohibitions

                  The specific provisions and reporting requirements of this Code of Ethics are concerned primarily with those investment activities of a Covered Person (as defined below) who may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. However, both the Rule and this Code of Ethics prohibit any officer or director of an Advisory Client as well as any Affiliate (as defined below) from using information concerning the investment intentions of Advisory Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Client. Specifically, the Rule makes it unlawful for any such person, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by any Advisory Client to:

                  (i) employ any device, scheme or artifice to defraud such Advisory Client;

                  (ii) make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such Advisory Client; or

                  (iv) engage in any manipulative practice with respect to such Advisory Client.

         2.       Definitions - As used herein:

                  "Advisory Client" means any Oppenheimer fund, other investment company or other client for which OFI or its affiliates act as adviser or sub-adviser.

                  "Affiliate" means any officer, director, trustee or employee of OFI, OFDI, Centennial Asset Management Corporation ("CAMC"), OAM Institutional, Inc., HarbourView Asset Management Corporation ("HarbourView") or Trinity Investment Management

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                  Corporation ("Trinity") as well as any persons who directly or indirectly control (as defined in the Act) their activities.
                  It includes but is not limited to "Covered Persons," other than Independent Directors.

                  "Beneficial Interest" means any interest by which an Affiliate or Covered Person, or any member of his or her immediate family (relative by blood or marriage) living in the same household, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security except such interests as a majority of the Independent Directors of the affected Oppenheimer fund(s) shall determine to be too remote for the purpose of this Code of Ethics.

                  "Covered Persons" means, in addition to the officers and directors of OFI, OFDI, CAMC, OAM Institutional, HarbourView, Trinity and/or any of the Oppenheimer funds (1) any person who, in connection with his regular functions or duties, participates in the selection of, or regularly obtains information regarding, the Securities currently being purchased, sold or considered for purchase or sale by any Advisory Client, and who is also an employee of OFI, CAMC, OAM Institutional, HarbourView, Trinity or any other entity adopting this Code of Ethics or, for the purposes of Paragraph 5(j) solely, the Sub-Adviser; and (2) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client.

                  "Independent Director" means any director or trustee of an investment company who is not an "interested person" of OFI, any of its parents or subsidiaries, or any of the Oppenheimer funds as defined by Section 2(a)(19) of the Act.

                  "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

                  "Investment Person" means (1) a Portfolio Manager, (2) a securities analyst or trader who provides information and advice to Portfolio Managers or who helps execute a Portfolio Manager's decisions, (3) any other person who, in connection with his/her duties, makes or participates in making recommendations regarding an Advisory Client's purchase or sale of securities, and (4) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client.

                  "Oppenheimer fund" for purposes of this Code of Ethics means any investment company registered under the Investment Company Act for which OFI, CAMC, HarbourView, or Trinity is the investment adviser or sub-adviser.

                  "Portfolio Manager" means an individual entrusted with the direct responsibility and authority to make investment decisions affecting a particular Advisory Client.

                  "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

                  "Security" includes any warrant or option to acquire or sell a security and financial futures contracts, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, and shares of any open-end mutual fund not traded on an exchange which is not affiliated with OFI or any affiliate of OFI. "High quality short-term debt instrument" shall mean an instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO).

                  References to a "Security" in the Code of Ethics shall include any warrant for, option in,

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                  or security or other instrument immediately convertible into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

                  "Security Held or to be Acquired" by an Advisory Client means any Security which, within the most recent 15 days (1) is or has been held by the Advisory Client or (2) is being considered by the Advisory Client or its investment adviser for purchase by the Advisory Client.

                  A security is "being considered for purchase or sale" from the time an order is given by or on behalf of the Portfolio Manager to the order room of an Advisory Client until all orders with respect to that security are completed or withdrawn.

                  "Sub-Adviser" means an investment adviser that acts as a sub-adviser to a portfolio advised by OFI or its affiliates.

         3.       Prohibited Transactions

                  (a) No Affiliate or Independent Director may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that a decision to place an order for the purchase or sale of the same Security by an Advisory Client had been made or proposed.

                  (b) No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, at the same time, such security is "being considered for purchase or sale" by an Advisory Client or that such security is the subject of an outstanding purchase or sale order by an Advisory Client.

                  (c) No Investment Person may purchase any Security in an Initial Public Offering.

                  (d) No Investment Person may, without the express prior written pre-approval of the Administrator of this Code of Ethics which shall set forth the rationale supporting such pre-approval, acquire any security in a Private Placement, and if a Private Placement security is acquired, such Investment Person must disclose that investment when he/she plays a part in an Advisory Client's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by Investment Persons who do not have an interest in the issuer and by the Administrator.

                  (e) A Portfolio Manager may not purchase or sell any Security within seven (7) days before or after the purchase or sale of that Security by an Advisory Client of which he/she is a Portfolio Manager.

                           Notwithstanding the foregoing, if the Advisory Client is a newly-established separate account with assets of $100 million or more for which the Securities purchased by the Portfolio Manager to open the separate account are as directed by a "buy list" compiled by OFI (or a subsidiary of OFI), the seven
                           (7) day personal trading prohibition shall not apply on the date the separate account is opened to Securities that were on the "buy list" during the seven (7) days preceding the opening of the separate account if such Securities are in the S&P 500 Index and the Portfolio Manager limits personal trades in any such Security during the seven (7) days before or after the opening of the separate account to the greater of 100 shares or $10,000.

                           Any profits realized on trades prohibited by this
                           section 3.(e) shall be disgorged.

                  (f) An Investment Person may not purchase and sell or sell and purchase any Security within any sixty (60) day period, with the exception of (i) the instruments listed in section 3(k) when used for bona fide hedging purposes and with prior approval of the Administrator of the Code of Ethics, or (ii) a Security traded at a loss. Any profits realized on trades prohibited by this section 3.(f) shall be

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                           disgorged.

                  (g) An Investment Person may not accept any gifts or anything else of more than a de-minimis value from any person or entity that does business with or on behalf of an Advisory Client.

                  (h) A purchase or sale of a Security by an Investment Person that is otherwise permitted by this Code of Ethics may not be effected until the Investment Person first obtains written pre-clearance from the Administrator or the Administrator's designee and, if such pre-clearance is obtained from the Administrator's designee, a copy of the written pre-clearance is promptly received by the Administrator.

                  (i) No Investment Person may serve on the board of directors or trustees of a publicly-traded corporation or other business entity without the prior written approval of the Administrator.

                  (j) No Covered Person other than an Independent Director may sell a security short, except, with prior approval of the Administrator of the Code of Ethics, a short sale as a hedge against a long position in the same security.

                  (k) A Covered Person, with the exception of an Independent Director, may not purchase or sell options or futures, other than options and futures related to broad-based indices, U.S. Treasury securities, currencies and long portfolio positions in the same or a substantially similar security. When used as a bona fide hedge and with prior approval of the Administrator of the Code of Ethics, the instruments listed in this section 3(k) are not subject to the 60-day hold requirement of section 3(f).

         4.       Exempt Transactions

                  Neither the prohibitions nor the reporting requirements of this Code apply to:

                  (a) Purchases or sales of Securities for an account over which an Affiliate or Covered Person has no direct control and does not exercise indirect control.

                  (b) Involuntary purchases or sales made by either an Affiliate or Covered Person or any Fund.

                  (c) Purchases which are part of an automatic dividend reinvestment plan.

                  (d) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

                  (e) Purchases or sales which receive the express written approval and pre-clearance of the Administrator of this Code of Ethics because the purchase or sale will not occasion the improper use of an Advisory Client's proprietary information or an abuse of the individual's position of trust and responsibility to an Advisory Client and because:

                           (i) their potential harm to an Advisory Client is remote;

                           (ii) they would be unlikely to affect a highly institutional market; or

                           (iii) they are clearly not related economically to securities being considered for purchase or sale by an Advisory Client.

         5.       Reporting Requirements

                  (a) Within ten (10) days after the end of each calendar quarter, all Covered Persons

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                           shall make a written report to the Administrator of
                           this Code of Ethics of all non-exempt securities transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any security and if no non-exempt transaction in a security occurred during the quarter, the written report shall so state.

                           However, a Covered Person shall not be considered in violation of this Code of Ethics for not making a quarterly report if all such information required by that report is contained in trade confirmations and account statements previously provided to the Administrator of this Code of Ethics for the time period covered by that quarterly report.

                  (b) An Independent Director need only report non-exempt transactions (in which he or she has had a Beneficial Interest) in a Security (excluding, for purposes of this subparagraph (b), open-end mutual funds affiliated with OFI or any affiliate of OFI) which, at the time, such Director knew, or in the ordinary course of fulfilling his or her duties, should have known was purchased or sold or was being or had been considered for purchase or sale by an Advisory Client during the fifteen (15) day period immediately preceding or after the date of the Independent Director's transaction and if no non-exempt transaction in a security occurred during the quarter, the written report, if any, shall so state. A written report will not be required for any quarter in which an Independent Director has only exempt transactions to report.

                  (c) Transactions in an account identified to the Administrator of this Code of Ethics need not be otherwise reported if the Covered Person shall have authorized disclosure of all securities transactions in the account to the Administrator and furnished such Administrator copies of all confirmations and monthly statements pertaining to such account.

                  (d) Such quarterly report must contain the following information with respect to each reportable transaction:

                           (i) Name(s) in which the account is registered and the date the account was established;

                           (ii)     Date and nature of the transaction
                                    (purchase, sale or any other type of
                                    acquisition or disposition);

                           (iii) Title, number of shares, principal amount, interest rate and maturity (as applicable) of each security and the price at which the transaction was effected;

                           (iv) Name of the broker, dealer or bank with or through whom the transaction was effected; and

                           (v)      the date the report is submitted.

                  (e) Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any security to which the report relates.

                  (f) All Covered Persons other than Independent Directors shall arrange for copies of confirmations of all personal securities transactions and periodic statements of securities accounts to be sent directly to the Administrator.

                  (g) All Covered Persons other than Independent Directors shall initially, within ten (10) days of becoming a Covered Person, and at least annually thereafter make a written holdings report to the Administrator of the Code of Ethics with the following information (such information, as to the annual report, must be current as of a date no more than 30 days before the report is submitted):

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                           (i)      Name(s) in which the account is registered
                                    and the date the account was established;

                           (ii) Title, number of shares, principal amount, interest rate and maturity (as applicable) of each security;

                           (ii) Name of the broker, dealer or bank with whom the account is maintained; and

                           (iv)     the date the report is submitted.

                  (h) All Covered Persons shall, at least annually, certify that they have read and understand the Code of Ethics and recognize that they are subject thereto.

                  (i) All Covered Persons other than Independent Directors shall certify annually, that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported pursuant thereto.

                  (j)      (1)      The Sub-Adviser shall, within thirty (30)
                                    days after the end of each calendar quarter, submit a written report to the Administrator of the Code of Ethics setting forth all personal securities transactions by all
                                    Covered Persons employed by the Sub-Adviser which occurred within fifteen (15) days of a transaction in the same security by an Advisory Client advised by the Sub-Adviser;
                                    or

                           (2) Alternatively, where a Sub-Advisor for an Oppenheimer fund or portfolio thereof has adopted its own Code of Ethics which is acceptable to the Independent Directors of the Oppenheimer funds and which complies with the provisions of the Rule, then, if acceptable to the Board of Directors of the Oppenheimer fund involved:

                                    (i)      the Sub-Adviser's Code of Ethics
                                             shall govern the activities of the
                                             Sub-Adviser and its access persons;

                                    (ii)     the Administrator of the
                                             Sub-Adviser's Code of Ethics shall,
                                             within thirty (30) days of the end
                                             of each quarter, submit a report to
                                             the Board of Directors of each
                                             Oppenheimer fund of which it is a
                                             Sub-Adviser:

                                             (a)      certifying that within the
                                                      last quarter no violations
                                                      of such Code of Ethics
                                                      have occurred with respect
                                                      to Covered Persons of the
                                                      Oppenheimer funds
                                                      affiliated with the
                                                      Sub-Adviser; or

                                             (b)      if any such violations
                                                      have occurred, a
                                                      description of the
                                                      violation, the identity of
                                                      the individual(s) involved
                                                      and the sanction, if any,
                                                      imposed;

                                    (iii)    the Administrator of the
                                             Sub-Adviser's Code of Ethics shall
                                             submit a report, at least annually,
                                             to the Board of Directors of each
                                             Oppenheimer fund sub-advised by
                                             Sub-Adviser, which:

                                                      (a) summarizes any changes
                                                          in the Sub-Adviser's
                                                          Code of Ethics made
                                                          during the past year;

                                                      (b) identifies any
                                                          violations of the
                                                          Sub-Adviser's Code of
                                                          Ethics requiring
                                                          significant remedial
                                                          action during the past
                                                          year and describes the
                                                          remedial action taken;

                                                      (c) identifies any
                                                          recommended changes in
                                                          existing restrictions
                                                          or procedures based
                                                          upon experience under
                                                          the Sub-Adviser's Code
                                                          of Ethics, evolving
                                                          industry practices or
                                                          developments in
                                                          applicable laws or
                                                          regulations;

                                                      (d) certifies that the
                                                          procedures set forth
                                                          in the Sub-Adviser's

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                                                          Code of Ethics were as
                                                          reasonably necessary
                                                          to prevent Covered
                                                          Persons from violating
                                                          the Code of Ethics;
                                                          and

                                    (iv)     the Administrator of this Code of
                                             Ethics shall not have
                                             responsibility for overseeing the
                                             Code of Ethics of the Sub-Adviser
                                             but shall request, on behalf of the
                                             Board of Directors of the
                                             Oppenheimer funds, that Sub-Adviser
                                             submit the reports required by this
                                             Section 5(j).

         6.       Confidentiality of Advisory Client Transactions

                  Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by any Advisory Client shall be kept confidential by all Covered Persons and disclosed by them only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by an officer of OFI designated for this purpose by its Chairman or President. Any questions regarding confidentiality are to be directed to the Administrator of this Code of Ethics or to OFI's General Counsel. It shall be the responsibility of the Administrator of this Code of Ethics to be familiar with such practices and policies and to report any inadequacy found by him to OFI and the directors of the Oppenheimer funds or any committee appointed by them to deal with such information.

         7.       Sanctions

                  Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by OFI as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics and may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code of Ethics by an Independent Director of an Oppenheimer fund will be determined by a majority vote of its other Independent Directors.

         8.       Administration and Construction

                  (a) The administration of this Code of Ethics shall be the responsibility of a person nominated by OFI and approved by the Independent Directors of each of the Oppenheimer funds as the "Administrator" of this Code of Ethics.

                  (b)      The duties of such Administrator will include:

                           (i) Continuous maintenance of a current list of the names of all Covered Persons with an appropriate description of their title or employment;

                           (ii) Furnishing all Covered Persons a copy of this Code of Ethics and initially and periodically informing them of their duties and obligations thereunder;

                           (iii) Designating, as desired, appropriate personnel to review transaction and holdings reports submitted by Covered Persons;

                           (iv) Maintaining or supervising the maintenance of all records required by the Code of Ethics;

                           (v) Preparing listings of all transactions effected by any Covered Person within fifteen (15) days of the date on which the same security was held, purchased or sold by an Advisory Client;

                           (vi)     Determining whether any particular
                                    securities transaction should be exempted pursuant to the provisions of Paragraph 4(e) of this Code of Ethics;

                           (vii) Issuing either personally or with the assistance of counsel as may be

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                                    appropriate, any interpretation of this Code
                                    of Ethics which may appear consistent with the objectives of the Rule and this Code of Ethics.

                           (viii)   Conducting such inspections or
                                    investigations, including scrutiny of the listings referred to in the subparagraph (v) above, as shall reasonably be required to detect and report, with his/her recommendations, any apparent violations of this Code of Ethics to OFI and to the directors of the affected Oppenheimer funds or any committee appointed by them to deal with such information;

                           (ix) Submitting a quarterly report to the Board of Directors of each Oppenheimer fund potentially affected, containing a description of any violation and the sanction imposed; transactions which suggest the possibility of a violation; interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

                           (x) Submitting a written report at least annually to the Board of Directors or Trustees of each Oppenheimer fund which:

                                    (a)      summarizes existing procedures
                                             concerning personal investing and
                                             any changes in the procedures made
                                             during the past year;

                                    (b)      identifies any violations requiring
                                             significant remedial action during
                                             the past year and describes the
                                             remedial action taken;

                                    (c)      identifies any recommended changes
                                             in existing restrictions or
                                             procedures based upon experience
                                             under the Code of Ethics, evolving
                                             industry practices or developments
                                             in applicable laws or regulations;

                                    (e)               reports with respect to
                                             the implementation of this Code of
                                             Ethics through orientation and
                                             training programs and on-going
                                             reminders; and

                                    (f)               certifies that the
                                             procedures set forth in this Code
                                             of Ethics were as reasonably
                                             necessary to prevent Covered
                                             Persons from violating the Code of
                                             Ethics.

                           (xi) Maintaining periodic educational conferences to explain and reinforce the terms of this Code of Ethics.

         9.       Required Records

                  The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

                  (a) A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

                  (b) A record of any violation of any such Code of Ethics, and of any action taken as a result of such violation, within five (5) years from the end of the fiscal year of OFI in which such violation occurred;

                  (c) A copy of each report made by a Covered Person, as well as trade confirmations and account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of OFI in which such report is made or information is provided, the first two (2) years in an easily accessible place;

                  (d) A copy of each report made by the Administrator within five (5) years from the end of the fiscal year of OFI in which such report is made or issued, the first two (2)

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                           years in an easily accessible place;

                  (e) A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been, required to make reports pursuant to the Rule and this Code of Ethics or who are or were responsible for reviewing these reports; and

                  (f) A record of any decision, and the reasons supporting the decision, to permit an Investment Person to acquire a Private Placement security, for at least five (5) years after the end of the fiscal year in which permission was granted.

         10.      Amendments and Modifications

                  This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of each of the Oppenheimer funds.

Dated as of: May 15, 2002

                                      Adopted by the Board of Trustees/Board I
                                      April 11, 2002

                                      ________________________________
                                      Katherine P. Feld, Assistant Secretary

                                      Adopted by the Board of Trustees/Board II
                                      April 23, 2002

                                      ________________________________
                                      Katherine P. Feld, Assistant Secretary

                                      Adopted by the Board of Trustees/Board III
                                      April 8, 2002

                                      ________________________________
                                      Katherine P. Feld, Assistant Secretary

LEGAG/CODE_2002 April FINAL

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